UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    November 15, 2007

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5  – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 15, 2007, the Board of Directors adopted amendments to certain provisions of Article VI of the Company’s Bylaws (the “Bylaw Amendments”).  The purpose of the Bylaw Amendments was to make the Company’s common stock eligible for participation in a Direct Registration System (“DRS”) operated by a clearing agency (such as the one offered by the Depository Trust Company).  The DRS allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.  The full text of the Bylaw Amendments, which were effective November 15, 2007, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The Company’s Bylaws are restated as of December 19, 2007, to conform all prior amendments, and are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

3.1	Twelfth Amendment to Bylaws, adopted November 15, 2007

3.2	Restated Bylaws, as of December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 20, 2007

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Tony M. Shelby
Executive Vice President,
Chief Financial Officer